Q BIOMED INC. FINALIZES LICENSE AGREEMENT WITH OKLAHOMA MEDICAL RESEARCH FOUNDATION AND THE RAJIV GANDHI CENTRE FOR BIOTECHNOLOGY FOR NOVEL LIVER CANCER TREATMENT June 15, 2017

NEW YORK, June 15, 2017 /PRNewswire/ —
Q BioMed Inc. (QBIO), is very pleased to announce their entry into a final license agreement with The Oklahoma Medical Research Foundation (OMRF) and the Rajiv Gandhi Centre for Biotechnology (RGCB). Under the agreement QBioMed has the global exclusive rights to develop and market a novel chemotherapeutic drug to treat liver cancer.
The compound was isolated and characterized from the leaves of Solanum nigrum Linn, or black nightshade, a plant widely used in traditional medicine.

In animal models, the compound, called uttrocide B, was shown to be 10 times more cytotoxic to HepG2 liver cancer cells than the only drug currently on the market for the condition.

“Our ultimate goal is to use uttrocide B as a chemotherapeutic against liver cancer, which has very few therapeutic options,” said Q BioMed, Inc., CEO Denis Corin.

RGCB researchers identified the therapeutic effect of the compound and then entered into collaboration with OMRF to further develop and commercialize it. In animal models, uttrocide B was shown to be more potent than the currently available drug for the disease and caused no noticeable side effects.

“We are excited at the prospect of developing a drug that could address a significant unmet medical need and benefit patients”, said Dr. M.R.Pillai, Director of RGCB.

Liver cancer is the second most common cause of cancer deaths worldwide, according to the Centers for Disease Control and Prevention, and claims approximately 750,000 lives each year. The American Cancer Society estimates that 39,000 people in the U.S. will be diagnosed with primary liver cancer in 2017 and that 27,000 will die from the disease this year.

“This is truly an unmet need in liver cancer,” said OMRF Vice President of Technology Ventures, Manu Nair. “To find a plant-based treatment for a condition like liver cancer can open the door to a wide variety of other natural products for treating human disease.”
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About OMRF
OMRF (omrf.org) is an independent, nonprofit biomedical research institute dedicated to understanding and developing more effective treatments for human diseases. Its scientists focus on such critical research areas as cancer, diseases of aging, lupus and cardiovascular disease.
About RGCB
RGCB is an autonomous national institution fully-owned by the Government of India. It does pioneering research in cellular and molecular mechanisms of human animal and plant disease by amalgamating theory, modeling, simulation and experimental science.
About Q BioMed, Inc.
Q BioMed, Inc., (Q) is a biomedical acceleration and development company. We are focused on licensing and acquiring biomedical assets across the healthcare spectrum. Q is dedicated to providing these target assets the strategic resources, developmental support and expansion capital they need to ensure they meet their developmental potential, enabling them to provide products to patients in need.
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Q BioMed Inc.
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